Exhibit 99.1

GM FINANCIAL REPORTS FIRST QUARTER 2020
OPERATING RESULTS

•	First quarter net income of $167 million

•	Retail loan and operating lease originations of $11.5 billion for the first quarter

•	Earning assets of $96.1 billion at March 31, 2020

•	Available liquidity of $24.9 billion at March 31, 2020

FORT WORTH, TEXAS May 6, 2020 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $167 million for the quarter ended March 31, 2020, compared to $377 million for the quarter ended December 31, 2019, and $271 million for the quarter ended March 31, 2019.

Retail loan originations were $6.5 billion for the quarter ended March 31, 2020, compared to $5.5 billion for the quarter ended December 31, 2019, and $7.2 billion for the quarter ended March 31, 2019. The outstanding balance of retail finance receivables, net of fees was $42.5 billion at March 31, 2020, compared to $42.3 billion at December 31, 2019 and $41.8 billion at March 31, 2019.

Operating lease originations were $5.0 billion for the quarter ended March 31, 2020, compared to $5.4 billion for the quarter ended December 31, 2019, and $5.2 billion for the quarter ended March 31, 2019. Leased vehicles, net was $41.3 billion at March 31, 2020, compared to $42.1 billion at December 31, 2019 and $43.1 billion at March 31, 2019.

The outstanding balance of commercial finance receivables, net of fees was $12.3 billion at March 31, 2020, compared to $12.1 billion at December 31, 2019 and $12.4 billion at March 31, 2019.

Retail finance receivables 31-60 days delinquent were 2.7% of the portfolio at March 31, 2020 and 2.5% at March 31, 2019. Accounts more than 60 days delinquent were 1.1% of the portfolio at March 31, 2020 and 1.0% at March 31, 2019.

Annualized net charge-offs were 1.7% of average retail finance receivables for the quarter ended March 31, 2020 and 1.6% for the quarter ended March 31, 2019.

The Company had total available liquidity of $24.9 billion at March 31, 2020, consisting of $11.6 billion of cash and cash equivalents, $10.0 billion of borrowing capacity on unpledged eligible assets, $0.3 billion of borrowing capacity on committed unsecured lines of credit, $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity on the GM Revolving 364-Day Credit Facility.

Earnings resulting from the Company's equity investment joint ventures that conduct automotive finance operations in China were $25 million for the quarter ended March 31, 2020, compared to $40 million for the quarter ended December 31, 2019, and $45 million for the quarter ended March 31, 2019.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. In lieu of a conference call, management recorded remarks addressing the Company’s results of operations for the quarter ended March 31, 2020. This recording, along with the presentation slides and this release, will be posted to the Company’s website on May 6, 2020 by 11:00 a.m. central time. The recording and materials can be accessed via the Investor Relations section of the Company’s website at https://investor.gmfinancial.com.

Forward-Looking Statements

This release contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or “anticipate” and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2019. Such risks include - but are not limited to - the length and severity of the COVID-19 pandemic; GM's ability to sell new vehicles that we finance in the markets we serve; dealers' effectiveness in marketing our financial products to consumers; the viability of GM-franchised dealers that are commercial loan customers; the sufficiency, availability and cost of sources of financing, including credit facilities, securitization programs and secured and unsecured debt issuances; the adequacy of our underwriting criteria for loans and leases and the level of net charge-offs, delinquencies and prepayments on the loans and leases we purchase or originate; our ability to effectively manage capital or liquidity consistent with evolving business or operational needs, risk management standards and regulatory or supervisory requirements; the adequacy of our allowance for loan losses on our finance receivables; our ability to maintain and expand our market share due to competition in the automotive finance industry from a large number of banks, credit unions, independent finance companies and other captive automotive finance subsidiaries; changes in the automotive industry that result in a change in demand for vehicles and related vehicle financing; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; adverse determinations with respect to the application of existing laws, or the results of any audits from tax authorities, as well as changes in tax laws and regulations, supervision, enforcement and licensing across various jurisdictions; the prices at which used vehicles are sold in the wholesale auction markets; vehicle return rates, our ability to estimate residual value at the inception of a lease and the residual value performance on vehicles we lease; interest rate fluctuations and certain related derivatives exposure; our joint ventures in Asia/Pacific, which we cannot operate solely for our benefit and over which we have limited control; changes in the determination of LIBOR and other benchmark rates; our ability to secure private customer and employee data or our proprietary information, manage risks related to security breaches and other disruptions to our networks and systems and comply with enterprise data regulations in all key market regions; foreign currency exchange rate fluctuations and other risks applicable to our operations outside of the U.S.; and changes in local, regional, national or international economic, social or political conditions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended March 31,
	2020	2019
Revenue
Finance charge income	$1,006	$987
Leased vehicle income	2,463	2,509
Other income	92	124
Total revenue	3,561	3,620
Costs and expenses
Operating expenses	358	370
Leased vehicle expenses	1,697	1,814
Provision for loan losses	466	175
Interest expense	835	947
Total costs and expenses	3,356	3,306
Equity income	25	45
Income before income taxes	230	359
Income tax provision	63	88
Net income	167	271
Less: cumulative dividends on preferred stock	23	23
Net income attributable to common shareholder	$144	$248

Consolidated Balance Sheets
(Unaudited, in millions)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$11,632	$3,311
Finance receivables, net	52,820	53,473
Leased vehicles, net	41,296	42,055
Goodwill	1,168	1,185
Equity in net assets of non-consolidated affiliates	1,437	1,455
Related party receivables	670	678
Other assets	6,526	7,060
Total assets	$115,549	$109,217
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$46,170	$39,959
Unsecured debt	50,019	48,979
Deferred income	3,480	3,648
Related party payables	51	82
Other liabilities	4,513	3,823
Total liabilities	104,233	96,491
Total shareholders' equity	11,316	12,726
Total liabilities and shareholders' equity	$115,549	$109,217

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
Originations	2020	2019
Retail finance receivables originations	$6,497	$7,162
Lease originations	$5,040	$5,210

	Three Months Ended March 31,
Average Earning Assets	2020	2019
Average retail finance receivables	$42,416	$41,591
Average commercial finance receivables	11,678	12,167
Average finance receivables	54,094	53,758
Average leased vehicles, net	41,778	43,394
Average earning assets	$95,872	$97,152

Ending Earning Assets	March 31, 2020	December 31, 2019
Retail finance receivables, net of fees	$42,504	$42,268
Commercial finance receivables, net of fees	12,282	12,149
Leased vehicles, net	41,296	42,055
Ending earning assets	$96,082	$96,472

Finance Receivables	March 31, 2020	December 31, 2019
Retail
Retail finance receivables, net of fees	$42,504	$42,268
Less: allowance for loan losses	(1,879)	(866)
Total retail finance receivables, net	40,625	41,402
Commercial
Commercial finance receivables, net of fees	12,282	12,149
Less: allowance for loan losses	(87)	(78)
Total commercial finance receivables, net	12,195	12,071
Total finance receivables, net	$52,820	$53,473

Allowance for Loan Losses	March 31, 2020	December 31, 2019
Allowance for loan losses as a percentage of retail finance receivables, net of fees	4.4%	2.0%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.7%	0.6%

Delinquencies	March 31, 2020	March 31, 2019
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	2.7%	2.5%
Greater than 60 days	1.1	1.0
Total	3.8%	3.5%

	Three Months Ended March 31,
Charge-offs and Recoveries	2020	2019
Charge-offs	$340	$307
Less: recoveries	(156)	(145)
Net charge-offs	$184	$162
Net charge-offs as an annualized percentage of average retail finance receivables	1.7%	1.6%

	Three Months Ended March 31,
Operating Expenses	2020	2019
Operating expenses as an annualized percentage of average earning assets	1.5%	1.5%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com